AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2003
                                                     REGISTRATION NO. 333-104973


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 INTERACTIVECORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               59-2712887
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

          152 WEST 57TH STREET
        NEW YORK, NEW YORK 10019
    (ADDRESS OF PRINCIPAL EXECUTIVE                      10019
                OFFICES)                               (ZIP CODE)

            EXPEDIA, INC. 1999 AMENDED AND RESTATED STOCK OPTION PLAN
         EXPEDIA, INC. 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
               EXPEDIA, INC. AMENDED AND RESTATED 2001 STOCK PLAN

                              (FULL TITLE OF PLANS)

                              --------------------
                                DAVID ELLEN, ESQ.
              VICE PRESIDENT, ACTING GENERAL COUNSEL AND SECRETARY
                                 INTERACTIVECORP
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (212) 314-7300
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                         Calculation of Registration Fee

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                                        PROPOSED       PROPOSED
                                         MAXIMUM       MAXIMUM        AMOUNT
TITLE OF EACH CLASS OF   AMOUNT TO      OFFERING      AGGREGATE         OF
   SECURITIES TO BE          BE           PRICE        OFFERING    REGISTRATION
      REGISTERED         REGISTERED     PER SHARE       PRICE           FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock, $0.01    38,146,368 (1)      N/A           N/A          N/A (2)
par value
--------------------------------------------------------------------------------

--------------------
(1) This Post-Effective Amendment No. 2 on Form S-8 covers up to 38,146,368 shares of common stock, par value $0.01 per share ("IAC Common Stock"), of InterActiveCorp ("IAC"), formerly USA Interactive, of which 38,146,368 shares IAC Common Stock were originally registered on IAC's Registration Statement on Form S-4 (File No. 333-104973), as amended, initially filed with the Securities and Exchange Commission on May 5, 2003, to which this Amendment relates (the "Registration Statement").

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the Registration Statement.

                                EXPLANATORY NOTE

     InterActiveCorp ("IAC" or the "Registrant"), formerly USA Interactive, hereby amends its Registration Statement on Form S-4 (the "Form S-4") by filing this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 (this "Amendment") relating to up to (i) 27,195,924 shares of common stock, par value $0.01 per share, of IAC ("IAC Common Stock") issuable by IAC in connection with the exercise of options that have been granted under the Expedia, Inc. 1999 Amended and Restated Stock Option Plan ("1999 Stock Plan"), (ii) 96,939 shares of IAC Common Stock issuable by IAC in connection with the exercise of options that have been granted under the Expedia, Inc. 1999 Stock Option Plan for Non-Employee Directors ("Directors' Plan"), which, along with options issuable under the 1999 Stock Plan, became options to purchase shares of IAC Common Stock as described below, and (iii) 10,853,505 shares of IAC Common Stock issuable by IAC in connection with the Amended and Restated 2001 Stock Plan ("2001 Plan" and, together with the 1999 Stock Plan and Directors' Plan, the "Plans"). All of such shares of IAC Common Stock were originally registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Form S-4.

     On August 8, 2003, Equinox Merger Corp., a Washington corporation and a wholly owned subsidiary of IAC, merged (the "Merger") with and into Expedia, Inc., a Washington corporation ("Expedia"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 18, 2003, by and among USA Interactive (now IAC), Equinox Merger Corp. and Expedia. At the time the Merger was consummated (the "Effective Time"), among other things, each issued and outstanding share of common stock, par value $.01 per share, of Expedia ("Expedia Common Stock"), other than shares held by IAC or Expedia, was converted into 1.93875 (the "Exchange Ratio") shares of IAC Common Stock. Pursuant to the Merger Agreement, the outstanding stock options and restricted stock units granted under the Plans are no longer exercisable for or to be settled in shares of Expedia Common Stock but, instead, are exercisable for or to be settled in shares of IAC Common Stock based on the Exchange Ratio, as set forth in the Merger Agreement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     All information required by Part I to be contained in the prospectus is omitted from this Amendment in accordance with Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by IAC with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     (b) IAC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

     (c) IAC's Current Reports on Form 8-K filed on January 21, 2003, February 7, 2003, two filed on February 12, 2003, two filed on February 26, 2003, March 19, 2003, March 25, 2003, March 26, 2003, April 9, 2003, April 10, 2003, April
15, 2003, May 2, 2003, May 5, 2003, June 4, 2003, June 19, 2003, June 23, 2003,
August 5, 2003, August 8, 2003 and August 11, 2003 (in each case other than information furnished under Regulation FD).

     (d) Amendment No. 1 to Registration Statement on Form S-4 (file no. 333-104973) filed on June 9, 2003 (only with respect to pro forma financial statement information and the description of capital stock contained therein).

     All documents subsequently filed by IAC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of IAC Common Stock to be issued in connection with the Plans were passed upon for IAC by Wachtell, Lipton, Rosen & Katz, New York, New York.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Certificate of Incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Amended and Restated By-Laws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. The Registrant's Amended and Restated By-Laws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Registrant's Amended and Restated By-Laws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions and, to the extent such officers and directors serve as executive officers or directors of subsidiaries of the Registrant, consistent with the indemnification provisions of the charter documents of such subsidiaries. The Registrant has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the General Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

      See Exhibit Index.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of August, 2003.

                                 INTERACTIVECORP

                                 By:    /s/ Dara Khosrowshahi
                                     -------------------------------
                                     Name:  Dara Khosrowshahi
                                     Title: Executive Vice President and
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of August 13, 2003.

            SIGNATURE                                     TITLE

     /s/  Barry Diller*                  Chairman of the Board, Chief Executive
-------------------------------------
          Barry Diller


     /s/ Victor A. Kaufman*
-------------------------------------
       Victor A. Kaufman                 Vice Chairman and Director

     /s/ William J. Severance*
-------------------------------------
      William J. Severance               Vice President and Controller
                                         (Chief Accounting Officer)
     /s/ Dara Khosrowshahi
-------------------------------------
        Dara Khosrowshahi                Executive Vice President
                                         and Chief Financial Officer

     /s/ Richard N. Barton*
-------------------------------------
       Richard N. Barton                 Director

     /s/ Robert R. Bennett*
-------------------------------------
       Robert R. Bennett                 Director

     /s/ Edgar Bronfman, Jr.*
-------------------------------------
      Edgar Bronfman, Jr.                Director

     /s/ Donald R. Keough*               Director
-------------------------------------
        Donald R. Keough

     /s/ Marie-Josee Kravis*
-------------------------------------
       Marie-Josee Kravis                Director

     /s/ John C. Malone*
-------------------------------------
         John C. Malone                  Director

     /s/ Gen. H. Norman Schwarzkopf*
-------------------------------------
        Gen. H. Norman Schwarzkopf       Director

     /s/   Alan Spoon*
-------------------------------------
           Alan Spoon                    Director

     /s/ Diane Von Furstenberg*
-------------------------------------
       Diane Von Furstenberg             Director

*  By: /s/ Dara Khosrowshahi
-------------------------------------
         Dara Khosrowshahi
         Attorney-in-Fact

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


                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                                DESCRIPTION
----------  --------------------------------------------------------------------
4.1 Restated Certificate of Incorporation of InterActiveCorp (incorporated by reference to Exhibit 3.1 to InterActiveCorp's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.2 Amendment to the Restated Certificate of Incorporation of InterActiveCorp (incorporated by reference to Exhibit A of InterActiveCorp's Definitive Information Statement filed on November 19, 2001).

4.3         Certificate of Ownership and Merger Merging Taiwan Travel, Inc.
            into USA Networks, Inc. (incorporated by reference to InterActiveCorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

4.4 Certificate of Ownership and Merger Merging WLS Holdings, Inc. into USA Interactive and Amendment Thereto (incorporated by reference to
            Exhibit 4.4 to InterActiveCorp's Form S-8 filed on July 3, 2003).

4.5 Amended and Restated By-Laws of InterActiveCorp (incorporated by reference to Exhibit 99.1 of InterActiveCorp's Current Report on Form 8-K, filed on September 20, 2002).

4.6 Certificate of Designations of Series A Cumulative Convertible Preferred Stock of InterActiveCorp (incorporated by reference to Exhibit 4.3 to InterActiveCorp's Annual Report on Form 10-K for the year ended December 31, 2001).

4.7 Expedia, Inc. 1999 Amended and Restated Stock Option Plan (previously filed as Exhibit 99.1 to Expedia's Form S-8 filed on November 9, 2001 and incorporated herein by reference).

4.8 Expedia, Inc. 1999 Directors' Stock Option Plan (previously filed as a Exhibit 10.12 to Expedia's Form S-1, Registration No. 333-87623, filed on September 23, 1999 and incorporated herein by reference).

4.9 Expedia, Inc. Amended and Restated 2001 Stock Plan (previously filed as Exhibit 10.13 to Expedia's Form 10-K filed on March 31, 2001 and incorporated herein by reference).

5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares to be issued.

23.1        Consent of Ernst & Young LLP, New York, New York.

23.2        Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24.1        Powers of Attorney.*

*  Previously filed on May 5, 2003.
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